DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 32620-04

DEC 0 6 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

125186.

ABOVE SPACE IS FOR OFFICE USE ONLY

Important: Read attached instructions before completing form.

1. ***Name of Corporation:***	Clear Channel Worldwide Holdings, Inc.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 98706 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. ***Shares:*** *(number of shares corporation authorized to issue)*	Number of shares with par value: ______ Par value: $______ Number of shares without par value: 1,000
4. ***Names & Addresses, of Board of Directors/Trustees:*** *(attach additional page if there is more than 3 directors/trustees)*	1. L. Lowry Mays Name 200 E. Basse Road, San Antonio, TX 78209 Street Address, City, State, Zip Code 2. Mark P. Mays Name 200 E. Basse Road, San Antonio, TX 78209 Street Address, City, State, Zip Code 3. Randall T. Mays Name 200 E. Basse Road, San Antonio, TX 78209 Street Address, City, State, Zip Code
5. ***Purpose:*** *(optional–see instructions)*	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator:*** *(attach additional page if there is more than 1 incorporator)*	Stephanie Rosales Name, Signature 200 E. Basse Road, San Antonio, TX 78209 Address, City, State, Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R.A. or On Behalf of R.A. Company; Date: 12/6/04

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES.2003
Revised on: 11/21/03

NV031 - 10/18/2004 C T System Online

12/6/2004 1:20:05 PM $1250.00
ML C20041206-0272

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

175 FILED # C32620-04

DEC 22 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Clear Channel Worldwide Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

   In Section 3 "Shares," the number of shares without par value has been amended and restated to be: "200,000."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%*

4. Effective date of filing (optional): ______ (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): [signature]
   Stephanie Rosales, VP Corporate Tax

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20110643393-12
	Filing Date and Time: 08/30/2011 7:41 AM
	Entity Number: C32620-2004

Statement of Change of Registered Agent by Represented Entity

(PURSUANT TO NRS 77.340)

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process info. For more information please visit http://www.nvsos.gov/business/forms/ra.asp

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Represented Entity: CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

2. Entity File Number: C32620-2004

3. This statement of change will have the following effect: (check only one)

- [x] Appoints a new agent for service of process (complete 4a or 4b)
- [ ] Updates contact information of the Represented Entity acting as own agent (complete 4c)

4. Information in effect upon the filing of this statement: (complete only one section)

a) Commercial Registered Agent:
The Corporation Trust Company of Nevada
Name

b) Noncommercial Registered Agent:

Name

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) Title of Office or Other Position within Represented Entity:

Name of Title or Position

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Signature of Represented Entity: (required)

X [signature] Date: 08/26/2011
Authorized Signature Nichol McCroy, Secretary

6. Registered Agent Acceptance: (required)

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Kristin Bolden Assistant Secretary Date: 08/26/2011
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

FEE: $60.00

This form must be accompanied by appropriate fees.